As filed with the Securities and Exchange Commission on January 15, 2004
                                                 Registration No. 333-
                                                                      ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                DST SYSTEMS, INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

DELAWARE                                                          43-1581814
--------------------------------------------------------------------------------
(State of Incorporation)                                       (I.R.S.Employer
                                                             Identification No.)

                         333 WEST 11TH STREET, 5TH FLOOR
                        KANSAS CITY, MISSOURI 64105-1594
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                           LOCK\LINE, LLC 401(K) PLAN
                            (Full title of the plan)

                             RANDALL D. YOUNG, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                                DST SYSTEMS, INC.
                         333 WEST 11TH STREET, 5TH FLOOR
                        KANSAS CITY, MISSOURI 64105-1594
                                 (816) 435-1000
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
 Title of Each Class of          Amount             Proposed Maximum       Proposed Maximum           Amount of
    Securities to be              to be              Offering Price            Aggregate            Registration
     Registered(1)            Registered(2)            Per Share            Offering Price               Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock, par value       25,000 shares              $42.85              $1,071,250(3)             $87(3)
$0.01 per share

Interests in the Plan(4)                                                                                 (5)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

(1) Includes associated rights to purchase Series A Preferred Stock of the Registrant.
(2) This Registration Statement also covers an indeterminate number of additional shares which may be necessary to adjust the above-referenced Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding stock. In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution provisions of such Plan.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of the high and low prices of a share of Common Stock of DST
     Systems, Inc. reported for trading on the New York Stock Exchange on January 12, 2004.
(4) To the extent that the interests in the Plan constitute securities, pursuant to Rule 416(c), this Registration Statement shall be deemed to register an indeterminate amount of interests in the Plan.
(5) Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by the rules of the United States Securities and Exchange Commission (the "Commission") under the Securities Act, and under the General Instructions to Part I of Form S-8, this registration statement omits the information specified in Part I of Form S-8.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.


     The following documents filed or to be filed by DST Systems, Inc. (the "Registrant") with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed March 19, 2003 (SEC File No. 001-14036) and any amendments thereto (the "Annual Report");

     (b) The following reports and any amendments thereto filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since the Annual Report: (i) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003; (ii) Current Reports on Form 8-K or 8-K/A filed on March 17, 2003, April 29, 2003, August 13, 2003, November 10, 2003, November 18,
          2003, November 25, 2003, December 1, 2003, December 2, 2003, December 15, 2003 and December 16, 2003;

     (c) The description of the Registrant's Common Stock in the Registrant's Registration Statement on Form 8-A dated October 30, 1995 (SEC File No. 1-14036), as amended by Amendment No. 1 on Form 8-A12B/A dated March 14, 2003;

     (d) The description of the Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A dated November 15, 1995 (SEC File No. 1-14036) as amended by Amendment No. 1 on Form 8-A12B/A dated July 30, 1998 (SEC File No. 1-14036) (the "1998 8-A
          Amendment"), Amendment No. 2 on Form 8-A12B/A dated September 27, 1999 (SEC File No. 1-14036) (the "1999 8-A Amendment"), Amendment No. 3 on Form 8-A12B/A dated November 26, 2001 (SEC File No. 1-14036) (the "2001 8-A Amendment"), and Amendment No. 4 on Form 8-A12B/A dated March 14, 2003 (SEC File No. 1-14036) (the "2003 8-A Amendment");

     (e) The Rights Agreement dated as of October 6, 1995 (the "Rights Agreement"), between the Registrant and State Street Bank and Trust Company, as rights agent, which is attached as Exhibit 4.4 to the Registrant's Registration Statement on Form S-1 dated September 1, 1995 (SEC File No. 33-96526);

     (f) The first amendment, dated as of July 9, 1998, to the Rights Agreement, which is attached as Exhibit 99 to the 1998 8-A Amendment;

     (g) The second amendment, dated as of September 10, 1999, to the Rights Agreement, which is attached as Exhibit 99 to the 1999 8-A Amendment;

     (h) The third amendment, dated as of September 25, 2001, to the Rights Agreement, which is attached as Exhibit 99 to the 2001 8-A Amendment;

     (i) The Assignment, Acceptance and Consent dated as of November 7, 2001 by and among the Registrant, State Street Bank and Trust Company, and EquiServe Trust Company, N.A., and pertaining to the Rights Agreement, which is attached as Exhibit 4.3.4 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 (SEC File No. 1-14036).

     (j) All other reports subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement related to this Registration Statement, which indicates that all securities registered thereunder have been sold or which deregisters all of the securities then remaining unsold.

ITEM 4.        DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     DST is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

     Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or
(iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     DST's Certificate of Incorporation, as amended (the "DST Certificate of Incorporation") provides that the directors and officers of DST, or persons who are or were serving at the request of DST as directors or officers of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, (collectively, "indemnitees") shall be indemnified to the maximum extent permitted by law against all expense, liability and loss reasonably incurred by such individuals in defending a civil or criminal action, suit or proceeding, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, brought against such officers and directors in any such capacities. The right to indemnification includes the right to have DST pay the expenses in advance of the final disposition of such action, suit or proceeding. As to directors and officers, the DST Certificate of Incorporation requires receipt by DST of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by DST as authorized by the DGCL. Except as discussed below with respect to proceedings to enforce rights to indemnification, DST will indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the DST Board of Directors.

     If a claim for indemnification, or advancement of expenses, is not paid in full by DST within the time periods specified in the DST Certificate of Incorporation, the indemnitee may bring suit against DST to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by DST to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee will also be entitled to be paid the expenses of prosecuting or defending such suit. In any suit by DST to recover an advancement of expenses pursuant to the terms of an undertaking, DST is entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses, or by DST to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under the DST Certificate of Incorporation will be on DST.

     The foregoing right of indemnification and advancement of expenses is not exclusive of any other rights of indemnification and advancement of expenses to which any such individual may be entitled by by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     DST's Certificate of Incorporation provides that a director of DST will not be personally liable to DST or its stockholders for monetary damages for breach of fiduciary duty as a director, except for the prohibition on elimination or limitation set forth in Section 102(b)(7) of the DGCL. The DST Certificate of Incorporation further provides that if the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of a DST director will be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

     DST's Amended and Restated Bylaws provides that directors, officers, employees or agents shall be indemnified only as provided in the DST Certificate of Incorporation.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.        EXHIBITS

     The exhibits are listed in the Exhibit Index of this registration statement, which Exhibit Index is incorporated herein by reference.

     The Registrant will submit or has submitted the 401(k) Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan.

ITEM 9.        UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                  (Remainder of page intentionally left blank.)

                        SIGNATURES AND POWER OF ATTORNEY

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Kansas City, State of Missouri, on January 14, 2004.

                                 DST SYSTEMS, INC.


                                 By   /S/ THOMAS A. MCDONNELL
                                      -------------------------------------
                                      Thomas A. McDonnell
                                      President and Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints each of the Company's Chief Executive Officer, General Counsel, and Chief Financial Officer (currently Thomas A. McDonnell, Randall D. Young, and Kenneth
V. Hager respectively) as such person's true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any exchange on which the Registrant's stock registered hereunder is traded, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                                TITLE                            DATE
      ---------                                -----                            ----

/S/ THOMAS A. MCDONNELL          President, Chief Executive Officer        January 14, 2004
-------------------------        (Principal Executive Officer), and
Thomas A. McDonnell                           Director


/S/ A. EDWARD ALLINSON                        Director                     January 14, 2004
-------------------------
A. Edward Allinson


/S/ MICHAEL G. FITT                           Director                     January 14, 2004
-------------------------
Michael G. Fitt


/S/ THOMAS A. MCCULLOUGH                      Director                     January 14, 2004
-------------------------
Thomas A. McCullough


/S/ WILLIAM C. NELSON                         Director                     January 14, 2004
-------------------------
William C. Nelson


/S/ TRAVIS E. REED                            Director                     January 14, 2004
-------------------------
Travis E. Reed


/S/ M. JEANNINE STRANDJORD                    Director                     January 14, 2004
-------------------------
M. Jeannine Strandjord


/S/ KENNETH V. HAGER               Vice President, Chief Financial         January 14, 2004
-------------------------         Officer, and Treasurer (Principal
Kenneth V. Hager                          Financial Officer)


/S/ GREGG WM. GIVENS             Vice President and Chief Accounting       January 14, 2004
-------------------------           Officer (Principal Accounting
Gregg Wm. Givens                              Officer)


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on January 14, 2004.


                                lock\line, LLC 401(k) Plan


                                By   /S/ KENNETH V. HAGER
                                     -------------------------------------------
                                Name:  Kenneth V. Hager
                                Title: Member of the DST Advisory Committee, the
                                             named fiduciary of the Plan

                                INDEX TO EXHIBITS
------------------- ------------------------------------------------------------
     EXHIBIT
      NUMBER                              EXHIBIT
------------------- ------------------------------------------------------------
       4.1 Paragraphs fourth, fifth, sixth, seventh, tenth, eleventh, and twelfth of DST's Amended Delaware Certificate of Incorporation, as restated, which is attached as Exhibit 3.1 to DST's Registration Statement on Form S-1 filed on
                    September 1, 1995, as amended (Registration No. 33-96526) (the "IPO Registration Statement"), as amended by DST's Certificate of Amendment of Certificate of Incorporation dated May 9, 2000 which is attached as Exhibit 3.1 to DST's Form 10-Q for the quarter ended March 31, 2000 (Commission File No. 1-14036), are hereby incorporated by reference as
                    Exhibit 4.1.
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
       4.2          Article I, Sections 1, 2, 3 and 11 of Article II, Article V,
                    Article VIII, Article IX of DST's Amended and Restated By-laws as amended and restated on May 13, 2003, which is attached as Exhibit 3.2 to DST's Form 10-Q for the quarter ended March 31, 2003 (Commission File No. 1-14036), are hereby incorporated by reference as Exhibit 4.2.
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
       4.3 The Certificate of Designations dated October 16, 1995, establishing the Series A Preferred Stock of DST, which is attached as Exhibit 4.3 to DST's IPO Registration Statement, is hereby incorporated by reference as Exhibit 4.3.
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
       4.4 The summary of the preferred stock purchase rights set forth in DST's Registration Statement on Form 8-A dated November 15, 1995 in connection with the listing of the preferred stock purchase rights on the New York Stock Exchange (the "Form 8-A") (Commission File No. 1-14036), and the related Rights Agreement dated as of October 6, 1995, between DST and State Street Bank and Trust Company, as rights agent ("Rights Agreement"), which is attached as Exhibit 4.4 to DST's IPO Registration Statement, are hereby incorporated by reference as Exhibit 4.4.
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
       4.4.1 The First Amendment dated as of July 9, 1998 to the Rights Agreement, which amendment is attached as Exhibit 99 to Form 8-A12B/A, Amendment No. 1, dated July 30, 1998 (Commission File No. 1-14036), to the Form 8-A, is hereby incorporated by reference as Exhibit 4.4.1.
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
       4.4.2 The Second Amendment dated as of September 10, 1999 to the Rights Agreement, which amendment is attached as Exhibit 99 to Form 8-A12B/A, Amendment No. 2, dated September 27, 1999 (Commission File No. 1-14036), to the Form 8-A, is hereby incorporated by reference as Exhibit 4.4.2.
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
       4.4.3 The Third Amendment dated as of September 25, 2001 to the Rights Agreement, which amendment is attached as Exhibit 99 to Form 8-A12B/A, Amendment No. 3, dated November 26, 2001 (Commission File No. 1-14036), to the Form 8-A, is hereby incorporated by reference as Exhibit 4.4.3.
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
       4.4.4 The Assignment, Acceptance and Consent dated as of November 7, 2001 and among DST, State Street Bank and Trust Company, and EquiServe Trust Company, N.A., and pertaining to the Rights Agreement, which is attached as Exhibit 4.3.4 to DST's Annual Report on Form 10-K for the year ended December 31, 2001 (Commission File No. 1-14036), is hereby incorporated by reference as Exhibit 4.4.4.
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
       4.5 The description of DST's common stock, par value $0.01 per share, set forth in DST's Registration Statement on Form 8-A dated October 30, 1995 (Commission File No. 1-14036), as amended by Amendment No. 1 on Form 8-A12B/A dated March 14, 2003, is hereby incorporated by reference as Exhibit 4.5.
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
       5.1          Opinion of Sonnenschein Nath & Rosenthal LLP.
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
     23.1           Consent of PricewaterhouseCoopers LLP.
------------------- ------------------------------------------------------------

------------------- ------------------------------------------------------------
     23.2           Consent of  Sonnenschein  Nath & Rosenthal LLP (contained in
                    Exhibit 5.1).
------------------- ------------------------------------------------------------
------------------- ------------------------------------------------------------
     24.1 Power of Attorney (included on the signature page of the Registration Statement).
------------------- ------------------------------------------------------------